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                                                                     Exhibit 8.1

                         [Letterhead of Perkins Coie]

                               __________, 1997


Puget Sound Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA 98004-5515

     Re: 8.231% Capital Securities (the "Capital Securities") of Puget Sound Energy Capital Trust I

Ladies and Gentlemen:

     We have acted as counsel to Puget Sound Energy, Inc., a Washington corporation (the "Corporation"), and Puget Sound Energy Capital Trust I, a Delaware business trust (the "Trust"), in connection with an offer of exchange by the Trust of $100,000,000 aggregate Liquidation Amount of its Series B Capital Securities, which are issued and outstanding, in a registration
statement on Form S-4 (Registration No. 333-      ) filed with the Securities
and Exchange Commission on October 24, 1997 and the Prospectus contained therein (together with amendments thereto, the "Registration Statement"), for a like Liquidation Amount of its outstanding 8.231% Series A Capital Securities. Capitalized terms used herein without definition have the respective meanings specified in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary. Furthermore, we have relied upon certain statements and representations made by officers of the Corporation and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations made by officers of the Corporation and others. In our examination, we have assumed the

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___________,1997

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genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and that the transactions related to the exchange of the Capital Securities will be consummated in the manner contemplated by the Registration Statement.

     In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

     Based upon and subject to the foregoing, and subject to the discussion and limitations set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities, such discussion constitutes a fair and accurate summary of the material United States federal income tax considerations (other than considerations that are material to a Non-U.S. Holder based on such Non-U.S. Holder's particular tax situation) for holders of the Capital Securities under current law.

     Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance, exchange or sale of the Capital Securities or any transactions related to or contemplated by such issuance, exchange or sale. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     We disclaim any undertaking to advise you of any subsequent changes of the facts assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,